Exhibit 99


                                             CONTACT:
                                             James C. Rowan Jr.
                                             Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                  HSB GROUP, INC. REPORTS THIRD QUARTER RESULTS
HARTFORD, Conn., October 25, 1999 -- HSB Group, Inc. (NYSE-HSB) today reported that third quarter net income per share on a fully diluted basis was 64 cents. This compares to 72 cents per share in the third quarter of 1998. The quarter's results were impacted by $10 million in losses from weather-related events domestically and the Taiwan earthquake.

HSB Group's gross earned insurance premiums declined 5.6 percent from the third quarter last year reflecting the company's refusal to write large risk business that does not provide sufficient opportunity to earn an underwriting profit. The company's commercial reinsurance business continues to grow at double-digit rates. HSB's insurance operations remained profitable for the quarter, despite the weather and earthquake-related losses. The combined ratio -- the sum of losses and expenses as a percentage of insurance revenue -- was 97.7 percent for the quarter, up from 88.9 percent in the third quarter of 1998. The year-to-date combined ratio is 91.5 percent.

HSB's Engineering Services net revenues increased 20.9 percent over the third quarter of 1998. The margin was 3.6 percent, reflecting investments in the growth of the business. Year-to-date, the Engineering Services margin is 6.6 percent.

Investment income, net of related interest expense, was $16.5 million compared to $15.5 million in the third quarter of 1998. Realized gains were $13.5 million for the third quarter of 1999.

"Overall, we remain positive about the prospects for our business. There are clear indications of selective improvements in the insurance pricing environment. Our engineering services businesses continue to grow and our investment portfolio continues to perform well," said Gordon W. Kreh, chairman, president and chief executive officer.

HSB Group, Inc. (NYSE-HSB), the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services, and management consulting. The Hartford Steam Boiler Inspection and Insurance Company was founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions. For more information about HSB, visit its web site at www.hsb.com.

Summary of Operations
In millions, except per share amounts


                                                      Quarter                         Year-To-Date
                                              Ended September 30         Percent        September 30         Percent
                                                 1999        1998        Change      1999          1998      Change
--------------------------------------------- ----------- ------------ ---------- ------------ ----------- -----------

Gross earned premiums                           $200.6     $212.5         -5.6%     $616.3       $567.9        8.5%
Ceded premiums                                   107.9      113.0                    333.4        278.6
                                                -------    -------                  --------     -------
   Insurance premiums                           $ 92.7     $ 99.5                   $282.9       $289.3
Claims and adjustment expenses                    44.5       44.2                    120.7        129.1
Policy acquisition expenses                       21.6       17.9                     65.5         45.3
Underwriting and inspection expenses              24.4       26.4                     72.6         83.5
                                                -------    -------                  --------     -------
   Insurance operating gain                     $  2.2     $ 11.0                   $ 24.1       $ 31.4
                                                -------    -------                  --------     -------
     Loss ratio*                                  48.1%      44.4%                    42.7%        44.6%
     Expense ratio*                               49.6%      44.5%                    48.8%        44.6%
     Combined ratio*                              97.7%      88.9%                    91.5%        89.2%
Engineering services revenues                   $ 30.6     $ 25.3         20.9%     $ 86.0       $ 67.7       27.0%
Engineering services expenses                     29.5       23.4                     80.3         62.1
                                                -------    -------                  --------     -------
   Engineering services operating gain          $  1.1     $  1.9                   $  5.7       $  5.6
                                                -------    -------                  --------     -------
     Engineering services operating margin*        3.6%       7.4%                     6.6%         8.3%
Investment income, net of related interest
   expense                                      $ 16.5     $ 15.5          6.5%     $ 48.8       $ 46.6        4.7%
Realized investment gains                         13.5        7.9                     30.8         18.4
                                                -------    -------                  --------     -------
   Income from investment operations            $ 30.0     $ 23.4                   $ 79.6       $ 65.0
Interest expense                                   0.6        0.2                      1.6          0.5
Gain on sale of IRI                                -          -                        -           39.0

Income from continuing operations before
   income taxes and distributions on
   capital securities                           $ 32.7     $ 36.1                   $107.8       $140.5
Income taxes                                       9.3        9.3                     31.6         41.1

Distribution on capital securities of
   subsidiary trusts, net of tax                   4.6        4.6                     13.6         13.8
                                                -------    -------                  --------     -------
Income from continuing operations               $ 18.8     $ 22.2                   $ 62.6       $ 85.6
Discontinued operations:

After tax gain on disposal of Radian
   International LLC, net of deferred loss         -          -                        -           30.3
                                                -------    -------                  --------     -------
Net income                                      $ 18.8     $ 22.2                   $ 62.6       $115.9
                                                -------    -------                  --------     -------
Earnings per common share-assuming dilution:
   Income from continuing operations            $  0.64    $  0.72                  $  2.10      $  2.71   **
   Net income                                   $  0.64    $  0.72                  $  2.10      $  3.57   ***
Dividends declared per common share             $  0.44    $  0.42                  $  1.28      $  1.22

Average common shares outstanding and
   common stock equivalents                       34.7       35.3                     34.6         35.3
---------------------------------------------   -------    -------                  --------     -------

  *  Computation excludes rounding
 **  Includes $0.71 from Gain on sale of IRI
*** Includes $0.71 from Gain on sale of IRI and $0.86 from Gain on sale of Radian.

Summary of Financial Position
In millions, except per share amounts






                                          September 30, 1999   December 31, 1998
--------------------------------------------------------------------------------
Assets
   Cash and short-term investments              $   91.0           $   80.6
   Fixed maturities, at fair value                 525.3              577.1
   Equity securities, at fair value                409.8              437.1
                                            ------------------------------------
     Cash and invested assets                    1,026.1            1,094.8

   Reinsurance assets                              826.3              630.4
   Insurance premiums receivable                   133.6              146.7
   Engineering services receivable                  35.0               26.1
   Fixed assets                                     56.6               54.9
   Other assets                                    211.4              191.1
                                            ------------------------------------
     Total assets                               $2,289.0           $2,144.0
                                            ------------------------------------
Liabilities

   Unearned insurance premiums and ceding       $  440.9           $  477.9
     commissions
   Claims and adjustment expenses                  760.7              550.3
   Total borrowings                                 69.5               46.1
   Other liabilities                               212.9              241.5
                                            ------------------------------------
     Total liabilities                           1,484.0            1,315.8

Company obligated mandatorily
   redeemable capital  securities
   of subsidiary Trust I holding
   solely junior  subordinated
   deferrable interest debentures
   of the Company, net of
   unamortized discount                           109.0              108.9

Company obligated mandatorily
   redeemable convertible capital
   securities of subsidiary
   Trust II holding solely
   junior subordinated
   deferrable interest
   debentures of the Company                       300.0              300.0
Shareholders' equity                               396.0              419.3
                                                -------------------------------
   Total                                        $2,289.0           $2,144.0
                                                -------------------------------
Shareholders' equity per
   common share                                     13.63          $   14.53
Based on common shares outstanding of               29.1               28.9

Pro forma shareholders' equity
   per common share assuming
   conversion of Trust II capital
   securities and net exercise of
   in the money HSB stock options               $   20.15          $   20.77

Based on pro forma common shares outstanding        34.5               34.6
--------------------------------------------------------------------------------



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